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                                                         EXHIBITS 5.1 and 23.1


                          OPINION OF RONALD A. WOESSNER
                          CONSENT OF RONALD A. WOESSNER


                                 March 30, 2000



ZixIt Corporation
One Galleria Tower
13355 Noel Road, Suite 1555
Dallas, Texas 75240-6604

         Re: Registration Statement on Form S-3 for the Representation Agreement and ZixIt Corporation Stock Option Agreement

Ladies and Gentlemen:

         I have acted as General Counsel to ZixIt Corporation, a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the resale of 25,000 shares (the "Shares") of the Company's common stock, $.01 par value per share. The Shares are issuable pursuant to that certain Representation Agreement and ZixIt Corporation Stock Option Agreement, effective as of November 1, 1999, between the Company and Henry Kuehne (the "Stock Option Agreement"). The Shares are being registered pursuant to a registration statement on Form S-3 to be filed with the Securities and Exchange Commission on or about March 31, 2000 (the "Registration Statement").

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In connection with this opinion, I have examined such documents and records of the Company and such statutes, regulations, and other instruments and certificates as I have deemed necessary or advisable for the purposes of this opinion. I have assumed that all signatures on all documents presented to me are genuine, that all documents submitted to me as originals are accurate and complete, and that all documents submitted to me as copies are true and correct copies of the originals thereof. I have also relied upon such other certifications of public officials, corporate agents and officers of the Company, and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

         Based on the foregoing, I am of the opinion that such Shares issuable pursuant to the Stock Option Agreement, if and when such Shares are issued, will be validly issued, fully paid and nonassessable upon issuance, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance, and further

























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assuming that the consideration actually received by the Company for the Shares exceeds the par value thereof.

         I consent to the use of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 /s/ Ronald A. Woessner

                                 Ronald A. Woessner
                                 Vice President, General Counsel,
                                 and Secretary for ZixIt Corporation




























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